Exhibit 99.1

Globalscape® Announces Quarterly Cash Dividend Program

SAN ANTONIO — February 5, 2015 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today the initiation of a quarterly cash dividend program commencing the second quarter of 2015. The initial cash dividend will be $0.015 per share with the applicable second quarter record and payment dates to be determined. The timing and amount of dividends to be paid in subsequent quarters will be determined on future dates by the Board of Directors.

“The Board’s declaration of this special cash dividend reflects their continued confidence in our business plan and their belief that we will continue to create long-term, sustainable growth,” said James Bindseil, President and Chief Executive Officer of Globalscape.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: ir@globalscape.com

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: PR@globalscape.com